UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Tiptree Inc. (the “Company”) deeply regrets to disclose that John Edward Mack, an independent board member of the Company’s Board of Directors (the “Board”) and chairperson of the Audit Committee of the Board (the “Audit Committee”) has passed away. Mr. Mack joined the Company’s Board in April 2015.

Following Mr. Mack’s death, the Company’s Board has been reduced to six members of which four are independent directors. Mr. Paul Friedman, an independent member of the Board has been appointed by the Board and has accepted the position of chairperson of the Audit Committee. In connection with such appointment, Mr. Friedman has resigned from his prior position of chairperson of the Compensation, Nominating and Governance Committee of the Board (the “CNG Committee”). Mr. Friedman was Chairperson of the CNG Committee since August 2016. Ms. Dominique Mielle, an independent member of the Board has been appointed by the Board and has accepted the position of chairperson of the CNG Committee. Ms. Goldwasser will remain in her position as Lead Director.

The Company is grateful for Mr. Mack’s service and dedication to the Company. The Company’s management and Board extends its sincerest condolences to Mr. Mack’s family.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	August 31, 2020	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer